Exhibit 2.1

                                 PLAN OF MERGER

                                     BETWEEN

                        OAKWOOD MORTGAGE INVESTORS, INC.,

                              A NEVADA CORPORATION,

                                       AND

                        OAKWOOD MORTGAGE INVESTORS, INC.,

                          A NORTH CAROLINA CORPORATION

                                  MAY 28, 1999

         Pursuant to the applicable provisions of the North Carolina Business Corporation Act and the Nevada Revised Statutes, Oakwood Mortgage Investors, Inc., a North Carolina corporation, and Oakwood Mortgage Investors, Inc., a Nevada corporation (hereinafter referred to collectively as the "Constituent Corporations"), hereby adopt this Agreement of Merger describing the intended procedure for merging them into one of such Corporations.

                  A. Corporations Participating in the Merger. The names of the Constituent Corporations are, respectively, OAKWOOD MORTGAGE INVESTORS, INC., a North Carolina corporation (hereinafter referred to as the "Merging Corporation"), and OAKWOOD MORTGAGE INVESTORS, INC., a Nevada corporation, each of which is a wholly owned subsidiary of Oakwood Acceptance Corporation, a North Carolina corporation.

                  B. Surviving Corporation. The corporation that will survive the merger is OAKWOOD MORTGAGE INVESTORS, INC., a Nevada corporation (hereinafter referred to as the "Surviving Corporation").

                  C. Terms and Conditions of The Merger.

                           1. Date and Effective Time. The merger shall be
                  effective at 12:01 A.M. Pacific time on May 28, 1999 (hereinafter referred to as the "Effective Time").

                           2. Corporate Existence, Property and Obligations,
                  Corporate Organization. At the Effective Time of the merger, the Surviving Corporation shall succeed to, without other transfer, and shall possess and enjoy all the rights, privileges, immunities, powers and franchises, both of a public and a private nature, and be subject to all the restrictions,
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                  disabilities and duties of each of the Constituent
                  Corporations, and all the rights, privileges, immunities, powers and franchises of each of the Constituent Corporations and all property, real, personal and mixed, and all debts due to either of the Constituent Corporations on whatever account, for stock subscriptions as well as for all other things in action or belonging to each of said corporations, shall be vested in the Surviving Corporation; and all property, rights, privileges, immunities, powers and franchises, and all and every other interest shall thereafter be the property of the Surviving Corporation as they were of the respective Constituent Corporations, and the title to any real estate vested by deed or otherwise in either of the Constituent Corporations shall not revert or be in any way impaired by reason of the merger; provided, however, that all rights of creditors and all liens upon any property of either of the Constituent Corporations shall be preserved unimpaired, limited to the property affected by such liens at the Effective Time of the merger, and all debts, liabilities and duties of the Constituent Corporations, respectively, and all documents and agreements incidental thereto, or howsoever otherwise evidenced, shall thenceforth attach to the Surviving Corporation and may be enforced against it to the same extent as if said debts, liabilities and duties had been incurred or contracted by the Surviving Corporation.

                           The merger of the Constituent Corporation as
                  described herein shall not affect the validity or enforceability of any contract of the Merging Corporation or of the Surviving Corporation or the terms thereof except as otherwise expressly provided herein.

                           3. Accounting and Tax Matters. The assets and
                  liabilities of the Constituent Corporations at the Effective Time of the merger shall be reflected on the books of the Surviving Corporation thereafter at the amounts at which they were carried on the books of the respective Constituent Corporations.

                           It is the intent of the Constituent Corporations that
                  this merger shall qualify as a statutory merger under Section 55-11-07 of the North Carolina Business Corporation Act and
                  Section 78.461 of the Nevada Revised Statutes and shall
                  further qualify as a tax-free reorganization under the provisions of Section 368(a)(1)(A) of the Internal Revenue
                  Code of 1986, as amended.
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                           4. Bylaws, Directors, and Officers. The Bylaws of the
                  Surviving Corporation at the Effective Time shall be governing thereafter until amended as provided therein or by applicable law. The Board of Directors and the officers of the Surviving Corporation at the Effective Time shall remain in those positions following the merger to serve as provided in the Bylaws of the Surviving Corporation.

                           5. Expenses. The Surviving Corporation shall pay all
                  expenses relating to the merger.

                  D. Shares of the Constituent Corporations. At the Effective Time of the merger, the shares of the Constituent Corporations shall be converted and exchanged as follows:

                           1. Shares of the Surviving Corporation. The Surviving
                  Corporation is currently authorized to issue a total of one thousand (1,000) shares of a single class of common capital stock having a par value of One Dollar ($1.00) per share (hereinafter referred to as the "Surviving Corporation Stock") and currently has issued and outstanding one thousand (1,000) shares of said stock. All 1,000 of such shares of Surviving Corporation Stock have been issued to the sole stockholder of the Surviving Corporation, which entity is also the sole stockholder of the Merging Corporation. None of these shares shall be converted as a result of the merger of the Constituent Corporations as provided herein, but all of such shares shall remain issued and outstanding shares of Surviving Corporation Stock.

                           2. Shares of the Merging Corporation. The Merging
                  Corporation currently has issued and outstanding one thousand (1,000) shares of a single class of common capital stock having a par value of One Dollar ($1.00) per share (hereinafter referred to as the "Merging Corporation Stock"). At the Effective Time of the merger, each issued and outstanding share of Merging Corporation Stock shall be canceled, and the sole holder of Merging Corporation Stock shall receive no additional stock certificates representing Surviving Corporation Stock in exchange for its canceled Merging Corporation Stock, as it already is, and will be at and immediately after the time of the Merger, the holder of all issued and outstanding shares of Surviving Corporation Stock.

                           After the Effective Time of the merger of the
                  Constituent Corporations as provided herein, each stock certificate nominally representing Merging Corporation Stock shall be deemed for all purposes to have been canceled.
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                           3. Status of Newly-Issued Surviving Corporation
                  Stock. All shares of Surviving Corporation Stock shall be fully paid and non-assessable and the holding of such shares by the sole holder of all Merging Corporation Stock shall constitute full satisfaction of all rights pertaining to such Merging Corporation Stock.

                  E. Abandonment of Plan of Merger. This Plan of Merger may be abandoned by vote of a majority of the Board of Directors of the Merging Corporation or of the Surviving Corporation at any time prior to the Effective Time of the merger contemplated herein.

                  F. Articles of Incorporation. At the Effective Time, the Articles of Incorporation of the Surviving Corporation shall not be amended in any way.

                               [Signatures follow]

         IN WITNESS WHEREOF, the parties hereto have caused this Plan of Merger to be duly executed by their respective officers thereunto duly authorized, all as of the date first above written.

                                            OAKWOOD MORTGAGE INVESTORS, INC.,
                                              a North Carolina corporation


                                            By:    /s/ William G. Edwards
                                               -------------------------------
                                            Name:  William G. Edwards
                                            Title: President



                                            OAKWOOD MORTGAGE INVESTORS, INC.,
                                              a Nevada corporation


                                            By:    /s/ Dennis W. Hazelrigg
                                               -------------------------------
                                            Name:  Dennis W. Hazelrigg
                                            Title: President


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I, the undersigned, Secretary of Oakwood Mortgage Investors, Inc., a North
Carolina corporation, hereby certify that the individual who signed on the preceding page on behalf of Oakwood Mortgage Investors, Inc., a North Carolina corporation, is the duly elected, qualified and acting President of Oakwood Mortgage Investors, Inc., a North Carolina corporation, and that the signature appearing on such preceding page is his genuine signature.

                            By:     /s/ Douglas R. Muir
                                    --------------------------------------------
                            Name:   Douglas R. Muir
                            Title:  Secretary, Oakwood Mortgage Investors, Inc.,
                                        a North Carolina corporation

         I, the undersigned, Secretary of Oakwood Mortgage Investors, Inc., a Nevada corporation, hereby certify that the individual who signed on the preceding page on behalf of Oakwood Mortgage Investors, Inc., a Nevada corporation, is the duly elected, qualified and acting President of Oakwood Mortgage Investors, Inc., a Nevada corporation, and that the signature appearing above is his genuine signature.

                            By:     /s/ Rebecca L. Howell
                                    --------------------------------------------
                            Name:   Rebecca L. Howell
                            Title:  Secretary, Oakwood Mortgage Investors, Inc.,
                                        a Nevada corporation